UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2025
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-13163

North Carolina				13-3951308
(State or other jurisdiction of				(I.R.S. Employer
incorporation)				Identification No.)

1441 Gardiner Lane,	Louisville,	Kentucky		40213
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:			(502)	874-8300

Former name or former address, if changed since last report:			N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 21, 2025, the Board of Directors (the “Board”) of Yum! Brands, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), effective as of such date. The amendments to the Amended Bylaws include, among others, the following:

•Section 3 of Article 2 was amended to modify the procedural mechanics for shareholders to request that a special meeting of shareholders be called, including requiring that a shareholder first request that the Board fix a record date for the determination of the shareholders entitled to request that a special meeting of shareholders be called.

•Section 5 of Article 2 was amended to provide that the person presiding at a shareholders’ meeting may adjourn such meeting at any time and for any reason, whether or not a quorum is present, and to authorize the Board and such presiding person to prescribe rules, regulations and procedures for the conduct of the meeting.

•The advance notice provisions for a shareholder’s submission of director nominations (other than proxy access nominations) and other business, which were previously set forth in Section 7 and Section 9 of Article 2, were amended to clarify and update the procedural mechanics and disclosure requirements for such submissions, including providing that proper written notice of a shareholder’s director nominations or other business with respect to an annual meeting of shareholders must be received by the Secretary of the Company not earlier than one hundred twenty (120) calendar days before the anniversary of the immediately preceding annual meeting of shareholders and not later than the Close of Business (as defined in the Amended Bylaws) ninety (90) days before the anniversary of the immediately preceding annual meeting of shareholders. As a result, a shareholder’s notice of director nominations (other than proxy access nominations) or other business with respect to the Company’s 2026 annual meeting of shareholders must be submitted not earlier than January 15, 2026 and not later than the Close of Business on February 14, 2026. The foregoing do not apply to shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

•Section 2 of Article 3 was amended to provide that no individual shall be eligible to be appointed or elected as a director unless he or she has, within ten (10) days following a reasonable request from the Board, made himself or herself available to be interviewed by the Board regarding his or her qualifications to serve as a director or other reasonably related matters.

•Section 2 of Article 4 was amended to provide that special meetings of the Board may be called by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or any two (2) directors.

•Section 3 of Article 4 was amended to provide that special meetings of the Board shall be held on at least twenty-four (24) hours’ notice, or on such shorter notice as those calling a meeting may deem necessary or appropriate.

•The Amended Bylaws also make certain other ministerial, technical and conforming changes in various sections.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

3.1	Amended and Restated Bylaws of Yum! Brands, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	November 26, 2025	/s/ Erika Burkhardt
Chief Legal Officer and Corporate Secretary